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                SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                            Form 8-K

                          CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934



Date of Report (Date of earliest event reported): June 3, 1996



            FIRST COMMONWEALTH FINANCIAL CORPORATION
     (Exact name of registrant as specified in its charter)


     Pennsylvania                0-11242          25-1428528
(State or other jurisdiction   (Commission      (IRS Employer
     of incorporation)         File Number)   Identification No.)



      22 North Sixth Street,       Indiana, PA       15701
            (Address of principal executive offices)



Registrant's telephone number, including area code (412) 349-7220



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Item 5. Other Events

On June 3, 1996, the Corporation's Board of Directors granted 195,048 incentive stock options pursuant to the compensatory stock option plan approved by the Board of Directors on October 17, 1995 and ratified by the shareholders at the annual meeting dated April 20, 1996. Options granted are exercisable at a strike price of $18.375 and expire at the end of ten years from the grant date. Stock options are expected to be funded from treasury shares that the Corporation has been acquiring in the marketplace, as was disclosed on Form 8K dated December 27, 1995.

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                           SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated:  June 14, 1996






                       FIRST COMMONWEALTH FINANCIAL CORPORATION


                      By:  /S/JOSEPH E. O'DELL
                           Joseph E. O'Dell
                           President and Chief Executive Officer